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Exhibit 99.1

Witness Systems Reports First Quarter 2003 Results

—Acquisition of Eyretel provides catalyst for leadership and growth—
—Acquires 34 new customers in the first quarter—
—Maintains strong liquidity position of $53 million—

ATLANTA (May 5, 2003)—Witness Systems (NASDAQ: WITS), a leading global provider of performance optimization software and services, today announced financial results for the first quarter ended March 31, 2003. Revenue for the first quarter was $17.2 million. Net loss on a GAAP basis for the first quarter was ($10.8 million), or ($0.49) per share. The net loss was significantly affected by expenses associated with the previously announced acquisition of Eyretel, a U.K.-based provider of compliance and high-volume recording solutions for contact centers, for approximately $60 million. The company acquired a minority interest in Eyretel in late February and obtained 90% control of the company during the last week of March.

The net loss from core operations, defined as net loss exclusive of acquired in-process research and development charges, merger-related costs, amortization of intangibles, and equity in losses of Eyretel prior to consolidation, was ($358,000) or ($0.02) per share, after applying a pro-forma tax rate of 36 percent. There was no impact on the core loss per share from consolidating Eyretel for the last week of the quarter because both revenue and expenses were approximately $2 million. The Company believes that core operations present a more meaningful representation of the Company's actual operating results because they exclude certain non-cash and merger-related expenses that the Company believes are not indicative of the on-going costs of operations. Consequently, the Company prepares its internal budgets and establishes employee performance targets based on core operations.

Commenting on the Eyretel acquisition, Dave Gould, chief executive officer of Witness Systems, said "Going forward, we're well positioned to attract and meet the diverse requirements of customers around the world. This is especially true given how quickly and effectively we've completed the first phase of the integration effort launched in March, and we've already begun managing the business as a single entity. We're pleased with the initial customer and partner enthusiasm for the integrated company, and saw immediate cross-selling success in the last days of March."

According to industry analysts, the combined company is now the market share leader in the global contact center recording market, and a leader in the emerging contact center performance optimization software marketplace. Other highlights of the first quarter include:

  •
  Received initial orders from 34 new customers during the quarter

  •
  Ended the quarter with $53 million in cash and short-term investments

Gould continued, "We reported another quarter of steady results in a tough environment. While there is clearly a lot of economic uncertainty ahead, the combination of Witness Systems and Eyretel is a major catalyst for growth, which has resulted in the broadest set of performance optimization software and services available in the contact center market. We believe that these innovative products will enable our customers to get more productivity and value, as well as help them enhance and deepen the relationships they have with their customers."

"Our ability to continue to gain a significant number of new customers each quarter in the current IT spending environment demonstrates that our performance optimization strategy, which draws on our strengths in helping organizations capture customer intelligence and improve workforce performance, is responsive to the needs of our customers," said Gould. "It is exactly this ability to help customers optimize their people, processes and technology that is at the heart of our strategy, and what sets us apart from our point system competitors."

Financial Outlook

The company is maintaining its current guidance for the year of $0.05 to $0.08 core earnings per share, while adjusting the 2003 revenue range to $96–$101 million. The company anticipates being marginally profitable from core operations in the second quarter, and expects revenue in the range of $25–27 million. Due to the significance of additional merger-related costs and amortization of intangibles that are difficult to accurately estimate at this time, guidance on a GAAP basis is not being provided.

Earnings Announcement Conference Call Details

Witness Systems will conduct a live broadcast of the company's quarterly conference call that will be available online at www.streetevents.com or www.witness.com beginning at 8 a.m. EST on Monday, May 5, 2003. The online replay will be available at approximately 10 a.m. EST.

About Witness Systems

Witness Systems (NASDAQ: WITS) provides the contact center industry's first integrated performance optimization software suite to help global enterprises capture customer intelligence and optimize workforce performance. Comprised of business-driven and/or full-time customer interaction recording, performance analysis and e-learning management applications, the browser-based eQuality® solution is designed to enhance the quality of customer contacts across multiple communications media, including the telephone, e-mail and Web. The closed-loop suite enables companies to record, evaluate, analyze and learn from customer contacts and the touch points they use to develop staff, generate revenue, reduce costs, and achieve greater customer retention and loyalty—all by sharing captured customer and business intelligence throughout the entire organization. An integrated business consulting, implementation and training methodology provides services to support an effective, rapid deployment of eQuality that enables organizations to maximize their return on investment. For additional information about Witness Systems and its eQuality software suite, visit www.witness.com.

Cautionary Note Regarding Forward-looking Statements Under the Private Securities Litigation Reform Act of 1995: Information in this release that involves Witness Systems' expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements that involve risks and uncertainties. These statements include statements about Witness Systems' strategies in the marketplace, its market position and its relationship with customers. All forward-looking statements included in this release are based upon information available to Witness Systems as of the date of the release, and the company assumes no obligation to update any such forward-looking statement. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, fluctuations in customer demand and the timing of orders; the company's ability to successfully complete the integration of its Eyretel acquisition, the company's ability to manage its growth; the risk of new product introductions and customer acceptance of new products; the rapid technological change which characterizes the company's markets; the risks associated with competition; the risks associated with international sales as the company expands its markets; and the ability of the company to compete successfully in the future, as well as other risks identified under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and any other reports filed from time to time with the Securities and Exchange Commission.

eQuality and the Witness logo are trademarks of Witness Systems, Inc. in the United States and other countries. All other trademarks mentioned in this document are the property of their respective owners.

Witness Systems Reports First Quarter 2003 Results—Page 2

WITNESS SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	March 31, 2003	December 31, 2002
	(unaudited)
Cash and cash equivalents [1]	$25,753	$36,391
Short-term investments	27,670	28,937
Accounts receivable, net	26,103	13,394
Other current assets	6,569	2,780

Total current assets	86,095	81,502
Property and equipment, net	7,126	5,057
Intangible assets	30,092	—
Other assets	902	582

Total assets	$124,215	$87,141

Accounts payable and accrued liabilities	$42,719	$9,755
Deferred revenue	19,059	12,312
Notes payable	6,000	—

Total current liabilities	67,778	22,067
Deferred tax liability	2,383	—

Total liabilities	70,161	22,067

Total stockholders' equity	54,054	65,074

Total liabilities and stockholders' equity	$124,215	$87,141

[1] Cash and cash equivalents include $6.0 million of restricted cash at March 31, 2003.

—more—

Witness Systems Reports First Quarter 2003 Results—Page 3

WITNESS SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
Prepared in Accordance with Generally Accepted Accounting Principles
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2003	2002
Revenue:
Product	$6,667	$10,732
Services	10,561	7,492

Total revenue	17,228	18,224
Cost of revenue:
Product	862	154
Services	3,654	2,812

Total cost of revenue	4,516	2,966

Gross profit	12,712	15,258
Operating expenses:
Selling, general and administrative	10,362	10,964
Research and development	3,799	3,773
Merger-related costs	1,964	—
Acquired in-process research and development charges	7,840	—

Total operating expenses	23,965	14,737

Operating income (loss)	(11,253)	521
Interest and other income, net	525	380

Income (loss) before provision for income taxes	(10,728)	901
Provision for income taxes	(84)	(74)

Net income (loss)	$(10,812)	$827

Basic and diluted net income (loss) per share	$(0.49)	$0.03

Shares used in computing basic and diluted net income (loss) per share	21,903	24,358

—more—

Witness Systems Reports First Quarter 2003 Results—Page 4

WITNESS SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CORE OPERATIONS
Not in Accordance with Generally Accepted Accounting Principles
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2003	2002
Revenue:
Product	$6,667	$10,732
Services	10,561	7,492

Total revenue	17,228	18,224
Cost of revenue:
Product	798	142
Services	3,654	2,812

Total cost of revenue	4,452	2,954

Gross profit	12,776	15,270
Operating expenses:
Selling, general and administrative	10,162	10,964
Research and development	3,799	3,688

Total operating expenses	13,961	14,652

Operating income (loss)	(1,185)	618
Interest and other income, net	626	380

Income (loss) before pro forma tax expense	(559)	998
Pro forma tax benefit (expense)	201	(359)

Net income (loss) from core operations [1]	$(358)	$639

Basic and diluted net income (loss) per share from core operations	$(0.02)	$0.03

Shares used in computing basic and diluted net income (loss) per share	21,903	24,358
[1]
Net income from core operations excludes amortization of intangible assets, acquired in-process research and development charges, merger related costs and equity in losses of Eyretel prior to consolidation and also assumes a pro forma tax rate of 36 percent.

—more—

Witness Systems Reports First Quarter 2003 Results—Page 5

WITNESS SYSTEMS, INC.
RECONCILIATION OF CORE NET INCOME (LOSS) TO GAAP NET INCOME (LOSS)
(dollars in thousands)

	Three Months Ended March 31,
	2003	2002
Net income (loss) from core operations	$(358)	$639
Amortization of intangible assets	(264)	(97)
Merger-related costs	(1,964)	—
Acquired in-process research and development charges	(7,840)	—
Equity in earnings of subsidiary	(101)	—
Difference between actual and pro forma taxes	(285)	285

Net income (loss)—GAAP	$(10,812)	$827

Witness Systems Reports First Quarter 2003 Results—Page 6

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Witness Systems Reports First Quarter 2003 Results